Exhibit 10.2

LEASE AMENDMENT NO. 5

THIS LEASE AMENDMENT NO. 5 (“Amendment”) is made and entered into as of April 11, 2011, by and between CORGENIX MEDICAL CORPORATION, a Nevada corporation (“Tenant”), and KE DENVER ONE, LLC, a Delaware limited liability company (“Landlord”).

RECITALS:

A.            Tenant and Landlord are parties to that certain Lease Agreement (Multi-Tenant Facility), dated February 8, 2006 and amended on December 11, 2006, June 19, 2007, July 19, 2007 and October 20, 2008 (collectively, the “Lease”) for the lease of approximately 32,000 square feet located in that certain building, commonly known as Broomfield Building I, located at 11575 Main Street, Broomfield, Colorado (the “Building”).

B.            Landlord and Tenant desire to amend the Lease in the manner and to the extent hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Definitions.  Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the meanings set forth for the same in the Lease.

2.             Modifications to Term and Rent.

A.            Section 1.05 of the Lease is hereby amended to reflect a Lease Term which will expire on April 30, 2019 (the “Expiration Date”).

B.            Section C of the Addendum to Lease dated February 8, 2006 is hereby deleted from the Lease. It is understood that Tenant has no option or other right to extend or renew the Lease Term.

C.            Section 1.12(a) of the Lease is hereby amended by addition of the following:

The foregoing rental shall apply, except as modified below:

From May 1, 2011 through April 30, 2012, Base Rent shall be Two Hundred Eighty Nine Thousand Six Hundred and no/100 Dollars ($289,600.00) per annum, payable in monthly installments of Twenty Four Thousand One Hundred Thirty Three and 33/100 Dollars ($24,133.33) per month;

From May 1, 2012 through April 30, 2013, Base Rent shall be Two Hundred Ninety Nine Thousand Eight Hundred Forty and no/100 Dollars ($299,840.00) per annum, payable in monthly installments of Twenty Four Thousand Nine Hundred Eighty Six and 67/100 Dollars ($24,986.67) per month;

From May 1, 2013 through April 30, 2014 Base Rent shall be Two Hundred Fifty Four Thousand Seven Hundred Twenty and no/100

Dollars ($254,720.00) per annum, payable in monthly installments of Twenty One Thousand Two Hundred Twenty Six and 67/100 Dollars ($21,226.67) per month;

From May 1, 2014 through April 30, 2015, Base Rent shall be Two Hundred Seventy Seven Thousand One Hundred Twenty and no/100 Dollars ($277,120.00) per annum, payable in monthly installments of Twenty Three Thousand Ninety Three and 33/100 Dollars ($23,093.33) per month;

From May 1, 2015 through April 30, 2016, Base Rent shall be Two Hundred Eighty Eight Thousand Two Hundred Four and no/100 Dollars ($288,204.00) per annum, payable in monthly installments of Twenty Four Thousand Seventeen and no/100 Dollars ($24,017.00) per month;

From May 1, 2016 through April 30, 2017, Base Rent shall be Two Hundred Ninety Nine Thousand Seven Hundred Thirty Two and 99/100 Dollars ($299,732.99) per annum, payable in monthly installments of Twenty Four Thousand Nine Hundred Seventy Seven and 75/100 Dollars ($24,977.75) per month;

From May 1, 2017 through April 30, 2018, Base Rent shall be Three Hundred Eleven Thousand Seven Hundred Twenty Two and 31/100 Dollars ($311,722.31) per annum, payable in monthly installments of Twenty Five Thousand Nine Hundred Seventy Six and 86/100 Dollars ($25,976.86) per month; and

From May 1, 2018 through the Expiration Date, Base Rent shall be Three Hundred Twenty Four Thousand One Hundred Ninety One and 20/100 Dollars ($324,191.20) per annum, payable in monthly installments of Twenty Seven Thousand Fifteen and 93/100 Dollars ($27,015.93) per month.

The foregoing schedule (i) is in lieu of the Base Rent matrix set forth in the Lease and all Base Rent components referred to therein, including payments on account of Amortized Tenant Improvements, and (ii) applies to Base Rent only, and Tenant shall continue to be obligated for the full payment of all other rent, charges, costs and expenses outlined in the Lease, including but not limited to Real Property Taxes, Utilities, Insurance Premiums and Tenant’s Pro-Rata Share of Common Area costs.

3.             Rent Discount. It is understood that the schedule set forth in Paragraph 2C hereof includes a total discount in the Base Rent of One Hundred Eighty Thousand and no/100 Dollars ($180,000.00)(the “Discounted Amount”) which discount Landlord has agreed to accept as a concession to Tenant and to induce Tenant to timely perform all of its obligations under the Lease. The Discounted Amount shall be held in abeyance and shall not at any time become due and payable under the Lease; provided, however, in the event Tenant defaults under any of the terms, covenants or conditions of the Lease after the giving of notice and expiration of any applicable grace or cure period, then such abeyance shall cease to apply and a pro rata portion of the Discounted Amount, which pro rata portion shall be determined based upon a fraction, the numerator of which is the number of months remaining in the Lease Term as of the date of such default and the denominator of which is 96, shall be deemed unpaid Base Rent for purposes of determining Landlord’s damages under Section 10.03(a) of the Lease and applicable law. By way of example and without limitation, if at the time of such default forty eight (48) months remain in the Lease Term, then the sum of Ninety Thousand and no/100 Dollars ($90,000.00)(i.e., 48/96 x $180,000 = $90,000), shall be deemed unpaid Base Rent pursuant to the foregoing provisions of this Paragraph 3.

4.             Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the respective parties hereto.

5.             Confidentiality. Tenant agrees that all of its officers, employees, agents and other individuals associated with Tenant (including but not limited to subtenants), shall refrain from discussing with or releasing to any third party any information relative to the terms and conditions of this Amendment.  In particular, no such person shall discuss or reveal the terms and conditions of this Amendment with any other tenant(s) at the Building.

6.             Effectiveness of Lease.  Except as expressly provided herein, the Lease is unmodified and in full force and effect and ratified and confirmed in all respects. In the event of any conflict between the Lease and this Amendment, this Amendment shall prevail.

7.             Brokers. Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Amendment or its negotiation other than Rare Space Tenant Advisory Services, 1331 17th Street, Denver, CO - Tom Grotewold (“Broker”). Landlord shall be responsible for the payment of a commission to Broker pursuant to a separate written agreement between Landlord and Broker. Tenant shall indemnify, defend, and protect Landlord against and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Amendment or its negotiation. Tenant’s obligations under this Paragraph 7 shall survive the expiration of the Lease Term or earlier termination of the Lease.

8.             Counterparts. This Amendment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.

This document continues directly on the Signature Page.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:

KE DENVER ONE, LLC,
a Delaware limited liability company

By:	KRAUSZ ENTERPRISES,
a California general partnership
Its sole member

By:	/s/ F. Ron Krausz
F. Ron Krausz, General Partner

TENANT:

CORGENIX MEDICAL CORPORATION,
a Nevada corporation

By	/s/ W.H. Critchfield
Name:	William H. Critchfield
Title:	SVP/CFO

By	/s/ Douglass T. Simpson
Name:	Douglass T. Simpson
Title:	President/CEO

STATE OF Colorodo	}
}
COUNTY OF BroomField	}

On 4.11.2011 before me, Karen A. Sawicki, Notary Public, personally appeared

William H. Critchfield & Douglass T. Simpson
NAME(S) OF SIGNER(S)

☒ personally known to me - OR -

☐ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

KAREN A. SAWICKI
NOTARY PUBLIC
STATE OF COLORADO
My Commission Expires 09/11/2012

Karen A. Sawicki
SIGNATURE OF NOTARY

—OPTIONAL SECTION—

CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

☐ INDIVIDUAL

☐ CORPORATE OFFICER(S)

TITLE(S)

☐ PARTNER(S)	☐ LIMITED
☐ GENERAL

☐ ATTORNEY-IN-FACT

☐ TRUSTEE(S)

☐ GUARDIAN/CONSERVATOR

☐ OTHER:

SIGNER IS REPRESENTING:

Name of Person(s) or Entity(ies)

—OPTIONAL SECTION—

THIS CERTIFICATE MUST BE ATTACHED TO

THE DOCUMENT DESCRIBED AT RIGHT:

Though the data requested here is not required by law, it

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©1993 National Notary Association, Canoga Park, CA